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                                                                    EXHIBIT 32.1


                  CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER
               UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the filing by National Quality Care, Inc. (the "Small Business Issuer") of its Quarterly Report on Form 10-QSB for the three months ended June 30, 2006 (the "Quarterly Report") with the Securities and Exchange Commission, I, Robert Snukal, Chief Executive Officer of the Small Business Issuer., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1)      The Quarterly Report fully complies with the requirements of
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Small Business Issuer as of, and for, the periods presented in such report.

         A signed original of this written statement required by Section 906 has been provided to the Small Business Issuer and will be retained by the Small Business Issuer and furnished to the Securities and Exchange Commission or its staff upon request.


DATED: AUGUST 18, 2006                               BY: /S/ ROBERT SNUKAL
                                                         -----------------------
                                                         ROBERT SNUKAL
                                                         CHIEF EXECUTIVE OFFICER


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